THIRD AMENDMENT TO AGREEMENT OF SALE
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     THIS THIRD AMENDMENT TO AGREEMENT OF SALE (this "Amendment") is made as of the 28 day of August, 1998 by and between JOSEPH FREED HOLDINGS, L.L.C., an Illinois limited liability company ("Purchaser"), AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, not personally but as Trustee under Trust Agreement dated April 24, 1987 and known as Trust Number 102332-03 ("Trustee") and EVANSTON PLAZA INVESTORS A REAL ESTATE LIMITED PARTNERSHIP, an Illinois limited partnership ("Beneficiary") (Trustee and Beneficiary are hereinafter together referred to as "Seller").

     WHEREAS, Seller and Purchaser entered into that certain Agreement of Sale made as of December 8, 1997 ("Original Agreement"), as amended by the First Amendment to Agreement of Sale ("First Amendment") and the Second Amendment to Agreement of Sale dated July 24, 1998 ("Second Amendment" together with the Original Agreement and the First Amendment, the "Agreement") pursuant to which Purchaser agreed to purchase and Seller agreed to sell that certain property commonly known as Evanston Plaza, Evanston, Illinois, legally described on Exhibit A of the Agreement;

     WHEREAS, Seller and Purchaser desire to amend the Agreement to extend the date for the satisfaction of the conditions precedent as set forth in Paragraphs 29.1, 29.2, 29.3 and 29.4 of the Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. Defined Terms. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement.

     2. Extension of the Date for Satisfaction of the Conditions Precedent. Seller and Purchaser hereby acknowledge that Seller has exercised Seller's right to extend the date for satisfaction of the conditions precedent contained in Paragraphs 29.1, 29.2, 29.3 and 29.4 of the Agreement for three (3) consecutive thirty (30) day periods following the last date for satisfaction for each condition precedent pursuant to Paragraph 29.8 of the Agreement. Seller and Purchaser acknowledge that Seller has exercised its rights pursuant to Paragraph 29.8 of the Agreement. Seller and Purchaser further acknowledge that pursuant to the Second Amendment the date for the satisfaction of the conditions precedent contained in Paragraphs 29.1, 29.2, 29.3 and 29.4 of the Agreement is August 28, 1998. Seller and Purchaser hereby agree that notwithstanding anything contained in the Agreement to the contrary, the date for the satisfaction of any of the conditions precedent contained in Paragraphs 29.1, 29.2, 29.3 and 29.4 of the Agreement shall be extended for an additional twenty-eight (28) day period. Seller and Purchaser agree that the date for satisfaction of the conditions precedent contained in Paragraph 29.1, 29.2,
29.3 and 29.4 of the Agreement shall be September 25, 1998.

     3. Full Force and Effect and Counterparts. Except as amended hereby, the Agreement shall be and remain unchanged and in full force and effect in accordance with its terms. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, when taken together shall constitute one and the same instrument. To facilitate the execution of this Amendment, Seller and Purchaser may execute and exchange by telephone facsimile counterparts of the signature pages, with each facsimile being deemed an "original" for all purposes.

                           [EXECUTION PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have put their hand and seal as of the date first set forth above.

                              PURCHASER:

                              JOSEPH FREED HOLDINGS, L.L.C., an
                              Illinois limited liability company

                              By:
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                              Name:
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                              Its:
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                              SELLER:

                              TRUSTEE:

                              AMERICAN NATIONAL BANK AND
                              TRUST COMPANY OF CHICAGO, not
                              personally, but as Trustee under Trust
                              Agreement dated April 24, 1987 and
                              known as Trust No. 102332-03

                              By:
                                   ------------------------------
                              Name:
                                   ------------------------------
                              Its:
                                   ------------------------------

                              BENEFICIARY:

                              EVANSTON PLAZA INVESTORS A REAL
                              ESTATE LIMITED PARTNERSHIP, an
                              Illinois limited partnership

                              By:  Balcor Equity Partners-IV, an Illinois
                                   general partnership, its general partner

                                   By:  The Balcor Company, a Delaware
                                        corporation, its general partner

                                        By:
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                                        Name:
                                             --------------------------------
                                        Its:
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